Exhibit 10.1
FOURTH AMENDED AND RESTATED
TRINITY INDUSTRIES, INC.
2004 STOCK OPTION AND INCENTIVE PLAN

1.    Purpose of Plan. The Fourth Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan is intended to enable the Company to remain competitive and innovative in its ability to attract, motivate, reward and retain a strong management team of superior capability and to encourage a proprietary interest in the Company by persons who occupy key positions in the Company or its Affiliates or who provide key consulting services to the Company or its Affiliates by enabling the Company to make awards that recognize the creation of value for the stockholders of the Company and promote the Company’s growth and success. In furtherance of that purpose, eligible persons may receive stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, or any combination thereof.
2.    Definitions. Unless the context otherwise requires, the following terms when used herein shall have the meanings set forth below:
“Affiliate” - Any corporation, partnership or other entity in which the Company, directly or indirectly, owns greater than a fifty percent (50%) interest.
“Award” - A Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent Right or Other Award under this Plan.
“Board” - The Board of Directors of the Company, as the same may be constituted from time to time.
“Change in Control” - The meaning set forth in Section 18.
“Code” - The Internal Revenue Code of 1986, as amended from time to time.
“Committee” - The Committee appointed or designated by the Board to administer the Plan in accordance with Section 3 hereof.
“Company” - Trinity Industries, Inc., a Delaware corporation, and its successors and assigns.
“Consultant” means any person performing advisory or consulting services for the Company or an Affiliate, with or without compensation, to whom the Company chooses to grant an Award in accordance with the Plan, provided that bona fide services must be rendered by such person and such services shall not be rendered in connection with the offer or sale of securities in a capital raising transaction.
“Disability” - Qualification for long-term disability benefits under the Company’s or Affiliate’s (as applicable) disability plan or insurance policy; or, if no such plan or policy is then in existence or if the person is not eligible to participate in such plan or policy, permanent and total inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.
“Dividend Equivalent Right” - The right of the holder thereof to receive credits based on the cash dividends that would have been paid on the Shares specified in the Award if the Shares were held by the eligible employee to whom the Award is made.
“Effective Date” - The effective date of the Plan as set forth in Section 23.
“Exchange Act” - The Securities Exchange Act of 1934, as amended from time to time.
“Executive Officer” - An officer subject to Section 16 of the Exchange Act or a “covered employee” as defined in Section 162(m)(3) of the Code.
“Fair Market Value” - Unless otherwise determined by the Committee in good faith, the closing sales price per share of Shares on the consolidated transaction reporting system for the New York Stock Exchange on the date of determination or, if no sale is made on such date, on the last sale date immediately preceding the date of determination.
“Incentive Stock Option” - A stock option meeting the requirements of Section 422 of the Code or any successor provision.

“Non-qualified Stock Option” - A stock option other than an Incentive Stock Option.
“Option” or “Stock Option” - An Incentive Stock Option or a Non-qualified Stock Option awarded under this Plan.
“Optionee” - A person who has been granted a Stock Option under this Plan and who has executed a written stock option agreement with the Company.
“Original Effective Date” - May 10, 2004.
“Other Awards” - An Award issued pursuant to Section 14 hereof.
“Plan” - The Fourth Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan set forth herein.
“Performance Award” - An Award hereunder of cash, Shares, units or rights based upon, payable in, or otherwise related to, Shares pursuant to Section 13 hereof.
“Restricted Stock” - Shares awarded or sold to eligible persons pursuant to Section 11 hereof.
“Restricted Stock Units” - Units awarded to eligible persons pursuant to Section 12 hereof, which are convertible into Shares at such time as such units are no longer subject to restrictions as established by the Committee.
“Retirement” - Termination of employment that qualifies for the immediate payment of retirement benefits pursuant to the terms of any defined benefit retirement plan maintained by the Company or any of its Affiliates in which such person participates, or if there is no such defined benefit retirement plan, termination at or after age 65, or other permitted early retirement after age 60 as determined by the Committee.
“Share” - A share of the Company’s common stock, par value $0.01 per share, and any share or shares of capital stock or other securities of the Company hereafter issued or issuable upon, in respect of or in substitution or exchange for each such share.
“Stock Appreciation Right” - The right to receive an amount in cash or Shares equal to the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date of the grant (or other value specified in the agreement granting the Stock Appreciation Right).
3.    Administration of the Plan. Except as otherwise provided herein, the Plan shall be administered by the Human Resources Committee of the Board of Directors, as such Committee is from time to time constituted. The composition and governance of the Human Resources Committee shall be governed by the charter of such Committee as adopted by the Board of Directors. The foregoing notwithstanding, no action of the Committee shall be void or deemed to be without authority solely because a member failed to meet a qualification requirement set forth in the Charter or this Section 3. The Human Resources Committee may delegate its duties and powers, to the fullest extent permitted by law, in whole or in part to (i) any subcommittee thereof consisting solely of at least two “non-employee directors” within the meaning of Rule 16b-3 of the General Rules and Regulations of the Exchange Act who are also “outside directors,” as defined under Section 162(m) of the Code, or (ii) to one or more officers of the Company as provided for below in this Section 3. All references in the Plan to the “Committee” shall mean the Board, the Human Resources Committee, or any subcommittee, individual or individuals to which or whom it delegates duties and powers pursuant to the immediately preceding sentence. Subject to the provisions of the Plan and directions from the Board, the Committee is authorized to:
(a)    determine the persons to whom Awards are to be granted;
(b)    determine the type of Award to be granted, the number of Shares to be covered by the Award, the pricing of the Award, the time or times when the Award shall be granted and may be exercised, any restrictions on the exercise of the Award, and any restrictions on Shares acquired pursuant to the exercise of an Award;
(c)    conclusively interpret the Plan provisions;

(d)    prescribe, amend and rescind rules and regulations relating to the Plan or make individual decisions as questions arise, or both;
(e)    rely upon employees of the Company for such clerical and record-keeping duties as may be necessary in connection with the administration of the Plan;
(f)    specify the time or times at which Shares or cash will be delivered in connection with Awards, including any terms mandating or permitting elective deferrals of settlement of Awards (which may include deferral of delivery of Shares upon exercise of Options); and
(g)    make all other determinations and take all other actions necessary or advisable for the administration of the Plan.
All questions of interpretation and application of the Plan or pertaining to any question of fact or Award granted hereunder shall be decided by the Committee, whose decision shall be final, conclusive and binding upon the Company and each other affected party.
As mentioned above, the Committee may, in its discretion and by a resolution adopted by the Committee, authorize one or more officers of the Company (an “Authorized Officer”) to do one or both of the following: (i) designate officers and employees of the Company, or any Affiliate, to be recipients of Awards to be granted under the Plan and (ii) determine the number of Shares or other rights that will be subject to the Awards granted to such officers and employees; provided, however, that the resolution of the Committee granting such authority shall (x) specify the total number of Shares or other rights that may be made subject to such Awards, (y) not authorize the Authorized Officer to designate himself or any Executive Officer as a recipient of any such Award, and (z) otherwise be limited to the extent necessary to comply with Section 157(c) of the Delaware General Corporation Law, other applicable provisions of Delaware law, and requirements of Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, and further provided that any decision concerning the granting of Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be made exclusively by members of the Committee who are at that time “outside directors” as defined under Section 162(m) of the Code.
4.    Share Authorization
(a)    Subject to adjustment as provided in Section 20 herein, the maximum number of Shares available for issuance to Participants under the Plan (the “Share Authorization “) shall be:
(1)    20,150,000 Shares (which includes 7,500,000 Shares authorized under the original Trinity Industries, Inc. 2004 Stock Option and Incentive Plan, 4,500,000 additional Shares authorized under the Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan, 3,200,000 additional Shares authorized under the Second Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan, 2,250,000 additional Shares authorized under the Third Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan, and 2,700,000 additional Shares authorized pursuant to this Plan); plus
(2)    any Shares subject to outstanding awards as of the Original Effective Date under the prior plans that on or after the Original Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares).
(b)    Notwithstanding the above, in order to comply with the requirements of Section 422 of the Code and the regulations thereunder, the maximum number of Shares available for issuance pursuant to Incentive Stock Options, Non-qualified Stock Options, and other Awards shall be: (i) 20,150,000 Shares that may be issued pursuant to Awards in the form of Incentive Stock Options; (ii) 20,150,000 Shares that may be issued pursuant to Awards in the form of Non-qualified Stock Options; and (iii) 20,150,000 Shares that may be issued pursuant to Awards in forms other than Incentive Stock Options and Non-Qualified Stock Options.
(c)    Shares covered by an Award shall only be counted as used to the extent they are actually issued and delivered to a participant. Accordingly, if any Award lapses, expires, terminates, or is cancelled prior to the issuance of Shares thereunder, no reduction in the Shares available under the Plan will have been made. If Shares are issued under the Plan and thereafter are reacquired by the Company, the reacquired Shares shall again be available for issuance under the Plan. Any Shares covered by an Award that is settled in cash shall be available for Awards under the Plan. On and after the Effective Date, any Shares otherwise deliverable pursuant to an Award of (x) Options that are withheld upon exercise of such Options for the purpose of paying the purchase price or tax withholding, or (y) stock-settled Stock Appreciation Rights that are withheld for the purpose of tax withholding, shall be treated as delivered to the participant and shall be counted against the maximum number of Shares that may be issued under the Plan. Notwithstanding the foregoing provisions of this Section 4(c), only Shares not issued due to an Award lapse, expiration, termination, cancellation or settlement in cash, and Shares reacquired on account of the forfeiture of such Shares pursuant to the terms of the Plan or the Award, may be available again for issuance pursuant to Awards in the form of Incentive Stock Options. All Shares issued under the Plan may be either authorized and unissued Shares or issued Shares reacquired by the Company.
(d)    The maximum aggregate number of Shares that may be granted pursuant to any Option, Stock Appreciation Right or performance-based Award (or any combination of the foregoing) in any one calendar year to any one Executive Officer shall be 750,000 (the “Annual Performance Stock Award Limit”).
5.    Eligibility. Eligibility for participation in the Plan shall be confined to a limited number of persons (i) who are employed by the Company or one or more of its Affiliates, and who are directors or officers of the Company or one or more of its Affiliates, or who are in managerial or other key positions in the Company or one or more of its Affiliates, or (ii) who are Consultants who provide key consulting services to the Company or its Affiliates. In making any determination as to persons to whom Awards shall be granted, the type of Award; and/or the number of Shares to be covered by the Award, the Committee shall consider the position and responsibilities of the person, his or her importance to the Company and its Affiliates, the duties of such person, his or her past, present and potential contributions to the growth and success of the Company and its Affiliates, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan. Non-employee directors are eligible to receive Awards pursuant to Section 17.
6.    Grant of Stock Options. The Committee may grant Stock Options to any eligible person. Each person so selected shall be offered an Option to purchase the number of Shares determined by the Committee. The Committee shall specify whether such Option is an Incentive Stock Option or Non-qualified Stock Option. Each such person so selected shall have a reasonable period of time within which to accept or reject the offered option. Failure to accept within the period so fixed by the Committee may be treated as a rejection. Each person who accepts an Option shall enter into a written agreement with the Company, in such form as the Committee may prescribe, setting forth the terms and conditions of the Option, consistent with the provisions of this Plan. The Optionee and the Company shall enter into separate option agreements for Incentive Stock Options and Non-qualified Stock Options. At any time and from time to time, the Optionee and the Company may agree to modify an option agreement in order that an Incentive Stock Option may be converted to a Non-qualified Stock Option. The Committee may not (i) reprice underwater Stock Options by canceling and regranting Stock Options or by lowering the exercise price except for adjustments pursuant to Section 20 hereof, (ii) conduct a cash buyout of any underwater Stock Options, (iii) replace an underwater Stock Option with another Award, or (iv) take any other action that would be treated as a repricing under generally accepted accounting principles.
The Committee may require that an Optionee meet certain conditions before the Option or a portion thereto may be exercised, as, for example, that the Optionee remain in the employ of the Company or one of its Affiliates for a stated period or periods of time before the Option, or stated portions thereof, may be exercised.
The exercise price of the Shares covered by each Stock Option shall be determined by the Committee; provided, however, that the exercise price shall not be less than one hundred percent (100%) of the Fair Market Value of Shares on the date of the grant.
The term of a Stock Option shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten

(10) years from the date of its grant. No dividends or Dividend Equivalent Rights may be paid or granted with respect to any Stock Option granted hereunder.
Each Stock Option granted hereunder may only be exercised to the extent that the Optionee is vested in such option. Each Stock Option shall vest separately in accordance with the vesting schedule determined by the Committee, in its sole discretion, which will be incorporated in the stock option agreement. The vesting schedule will be accelerated if, in the sole discretion of the Committee, the Committee determines that acceleration of the vesting schedule would be desirable for the Company. Unless otherwise determined by the Committee and provided in the option agreement evidencing the grant of the Award, if an Optionee ceases to be an officer, director, or employee of the Company or any Affiliate by reason of Death, Disability, or Retirement, the Optionee or the personal representatives, heirs, legatees, or distributees of the Optionee, as appropriate, shall become fully vested in each Stock Option granted to the Optionee and shall have the immediate right to exercise any such option to the extent not previously exercised, subject to the other terms and conditions of the Plan.
Regardless of the terms of any Award Agreement, the Committee, at any time when the Company is subject to fair value accounting for equity-based compensation granted to its employees and/or directors, shall have the right to substitute Stock Appreciation Rights for outstanding Options granted to any Participant, provided the substituted Stock Appreciation Rights call for settlement by the issuance of Shares, and the terms and conditions of the substituted Stock Appreciation Rights are equivalent to the terms and conditions of the Options being replaced, as determined by the Committee.
7.    Limitations on Grant of Incentive Stock Options.
(a)    Incentive Stock Options shall not be granted to a non-employee director or Consultant, or more than 10 years after the Effective Date of this Plan, and the aggregate Fair Market Value (determined as of the date of grant) of the Shares with respect to which any Incentive Stock Option is exercisable for the first time by an Optionee during any calendar year under the Plan and all such plans of the Company (as defined in Section 424 of the Code) shall not exceed $100,000. Incentive Stock Options may only be granted to an employee of the Company or any Affiliate that is a corporation. If any Option intended to be an Incentive Stock Option fails to qualify due to this limitation or otherwise, it shall be deemed a Non-qualified Stock Option and remain outstanding in accordance with its terms.
(b)    Notwithstanding anything herein to the contrary, in no event shall any employee owning more than ten percent (10%) of the total combined voting power of the Company or any Affiliate corporation be granted an Incentive Stock Option hereunder unless (i) the option exercise price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Shares at the time that the option is granted and (ii) the term of the option shall not exceed five (5) years.
8.    Non-transferability of Stock Options. A Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and a Stock Option may be exercised, during the lifetime of the Optionee, only by the Optionee; provided, however, the Board or Committee may permit further transferability of a Non-qualified Stock Option on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, and provided further, unless otherwise provided in the stock option agreement, a Non-qualified Stock Option may be transferred to: one or more members of the immediate family (being the spouse (or former spouse), children or grandchildren) of the Optionee; a trust for the benefit of one or more members of the immediate family of the Optionee (a “family trust”); a partnership, the sole partners of which are the Optionee, members of the immediate family of the Optionee, and one or more family trusts; or a foundation in which the Optionee controls the management of the assets. Upon any transfer, a Stock Option will remain subject to all the provisions of this Plan and the option agreement, including the provisions regarding termination of rights with respect to the Stock Option upon termination of the Optionee’s employment, and the transferee shall have all of the rights of and be subject to all of the obligations and limitations applicable to the Optionee with respect to the Stock Option, except that the transferee may further transfer the Stock Option only to a person or entity that the Optionee is permitted to transfer the Stock Option. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of a Stock Option contrary to the provisions hereof, or the levy of any execution, attachment, or similar process upon a Stock Option shall be null and void and without effect.

9.    Exercise of Stock Options.
(a)    Stock options may be exercised as to Shares only in minimum quantities and at intervals of time specified in the written option agreement between the Company and the Optionee. Each exercise of a Stock Option, or any part thereof, shall be evidenced by a notice in writing to the Company. The purchase price of the Shares as to which an option shall be exercised shall be paid in full at the time of exercise, and, at the Committee’s discretion and in accordance with procedures established by the Committee from time to time, may be paid to the Company in one or more of the following ways:
(i)    in cash (including check, bank draft, or money order); or
(ii)    by the delivery of Shares (including Restricted Stock when authorized by the Committee) already owned by the Optionee, or directing the Company (when authorized by the Committee) to withhold Shares otherwise issuable upon exercise, having a Fair Market Value equal to the aggregate exercise price; provided that no delivery or withholding of Shares will be permitted under this provision if it would result in the Company recognizing additional accounting expense after the grant of the Option or upon its exercise;
(iii)    by a combination of cash and Shares; or
(iv)    by providing with the notice of exercise an order to a designated broker to sell part or all of the Shares and to deliver sufficient proceeds to the Company, in cash or by check payable to the Company, to pay the full purchase price of the Shares and all applicable withholding taxes.
(b)    An Optionee shall not have any of the rights of a stockholder of the Company with respect to the Shares covered by a Stock Option except to the extent that one or more certificates of such Shares shall have been delivered to the Optionee, or the Optionee has been determined to be a stockholder of record by the Company’s Transfer Agent, upon due exercise of the option.
10.    Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any eligible person, either as a separate Award or in connection with a Stock Option. Stock Appreciation Rights shall be subject to such terms and conditions as the Committee shall impose. The grant of the Stock Appreciation Right may provide that the holder may be paid for the value of the Stock Appreciation Right either in cash or in Shares, or a combination thereof. In the event of the exercise of a Stock Appreciation Right payable in Shares, the holder of the Stock Appreciation Right shall receive that number of whole Shares of stock of the Company having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Fair Market Value on the date of the grant (or other value specified in the agreement granting the Stock Appreciation Right), by (ii) the number of Shares as to which the Stock Appreciation Right is exercised, with a cash settlement to be made for any fractional Share. If a Stock Appreciation Right is granted in tandem with a Stock Option, there shall be surrendered and canceled from the option at the time of exercise of the Stock Appreciation Right, in lieu of exercise under the option, that number of Shares as shall equal the number of shares as to which the Stock Appreciation Right shall have been exercised. However, notwithstanding the foregoing, the Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a Stock Appreciation Right, but any such limitation shall be specified at the time that the Stock Appreciation Right is granted. The exercise price of any Stock Appreciation Right shall in no event be less than the Fair Market Value of the Shares at the time of the grant.
The term of a Stock Appreciation Right shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided, however, that no Stock Appreciation Right shall be exercisable later than ten (10) years from the date of its grant. No dividends or Dividend Equivalent Rights may be paid or granted with respect to any Stock Appreciation Right granted hereunder.
The Committee may not (i) reprice an underwater Stock Appreciation Right by canceling and regranting a new Stock Appreciation Right; (ii) conduct a cash buyout of any underwater Stock Appreciation Right, (iii) replace an underwater Stock Appreciation Right with another Award; or (iv) take any other action that would be treated as a repricing under generally accepted accounting principles.

11.    Restricted Stock.
(a)    Restricted Stock may be awarded or sold to any eligible person, for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant. The terms and conditions of Restricted Stock shall be specified by the grant. The Committee, in its sole discretion, shall determine what rights, if any, the participant to whom an Award of Restricted Stock is made shall have in the Restricted Stock during the restriction period and the restrictions applicable to the particular Award, including whether the holder of the Restricted Stock shall have the right to vote the Shares or the right to receive dividends; provided that, if the right to receive dividends is awarded, then (i) any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee; and (ii) such cash dividends or stock dividends so withheld by the Company and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to such participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share (i.e., upon vesting) and, if such share is forfeited, the participant shall have no right to such dividends. Each Award of Restricted Stock may have different restrictions and conditions. Subject to the minimum vesting requirements of Section 22, the Committee shall determine when the restrictions shall lapse or expire and the conditions, if any, under which the Restricted Stock will be forfeited or sold back to the Company; and the Committee, in its discretion, may prospectively change the restriction period and the restrictions applicable to any particular Award of Restricted Stock. Restricted stock may not be disposed of by the recipient until the restrictions specified in the Award expire.
(b)    Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock awarded hereunder, such certificate shall bear an appropriate legend with respect of the restrictions applicable to such Award. The Company may retain, at its option, the physical custody of the Restricted Stock during the restriction period or require that the Restricted Stock be placed in an escrow or trust, along with a stock power endorsed in blank, until all restrictions are removed or expire.
12.    Restricted Stock Units. Restricted Stock Units may be awarded or sold to any eligible person under such terms and conditions as shall be established by the Committee. Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (b) a requirement that the holder forfeit (or in the case of units sold to the eligible person resell to the Company at cost) such units in the event of termination of employment during the period of restriction, subject to the minimum vesting requirements of Section 22.
13.    Performance Awards.
(a)    The Committee may grant Performance Awards to any person. The terms and conditions of Performance Awards shall be specified at the time of the grant and, subject to Section 22, may include provisions establishing the performance period, the performance criteria to be achieved during a performance period, and the maximum or minimum settlement values. Each Performance Award shall have its own terms and conditions. If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period, provided that no modifications may be made relating to a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m) if and to the extent that the modification would disqualify such Performance Award, and, with respect to such qualifying Performance Awards, the Committee may not increase the number of Shares or cash that may be earned by any Executive Officer upon satisfaction of any performance criteria established pursuant to this Section 13 or performance goal as provided for in Section 16 hereof.

(b)    Performance Awards may be denominated in Shares or cash or valued by reference to the Fair Market Value of a Share or according to any formula or method deemed appropriate by the Committee, in its sole discretion, subject to the achievement of performance goals as provided for in Section 16 hereof or other specific financial, production, sales or cost performance objectives that the Committee believes to be relevant to the Company’s business and/or remaining in the employ of the Company for a specified period of time. Performance Awards may be paid in cash, Shares, or other consideration, or any combination thereof. If payable in Shares, the consideration for the issuance of the Shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee. No dividends may be paid, or Dividend Equivalent Right granted, with respect to any unvested Performance Award.
14.    Other Awards. The Committee may grant to any eligible person other forms of Awards payable in cash or based upon, payable in, or otherwise related to, in whole or in part, Shares if the Committee determines that such other form of Award is consistent with the purpose and restrictions of this Plan. The terms and conditions of such other form of Award shall be specified by the grant, subject to Section 22. Such Other Awards may be granted for no cash consideration, (as, for example, bonus Shares), for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant (as for example, Shares granted in lieu of other rights to compensation, mandatorily or at the election of the participant).
15.    Dividend Equivalent Rights.
(a)    The Committee may grant a Dividend Equivalent Right to any eligible employee, either as a component of another Award or as a separate Award; provided, however, that no Dividend Equivalent Rights may be granted with respect to any Options or Stock Appreciation Rights. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares (which may thereafter accrue additional dividend equivalents). Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or Shares, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award. Notwithstanding the foregoing, any Dividend Equivalent Rights granted as a component of an Award of Restricted Stock Units may not provide for the settlement of such Dividend Equivalent Rights prior to the date the underlying Restricted Stock Units become vested. The Committee, in its sole discretion and the time of grant of the Award, may provide for interest to be credited on the amount of the unpaid dividend equivalents at a rate and subject to such terms as determined by the Committee. Further, unless granted in compliance with Section 409A of the Code, any Dividend Equivalent Rights granted as a component of an Award of Restricted Stock Units shall be settled when the underlying Restricted Stock Units become vested. If the underlying Restricted Stock Unit is forfeited, the participant shall have no right to the dividend equivalents related to such Restricted Stock Unit and shall forfeit such Dividend Equivalent Right as well.
(b)    Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.
16.    Performance Goals.
(a)    Awards of Restricted Stock, Restricted Stock Units, Performance Awards (whether relating to cash or Shares) and Other Awards (whether relating to cash or Shares) under the Plan may be made subject to the attainment of performance goals within the meaning of Section 162(m) of the Code relating to one or more of the following business criteria: book value; cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); earnings (either in aggregate or on a per-share basis); earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization;

economic value added; expenses/costs; gross or net income; gross or net operating margins; gross or net operating profits; gross or net revenues/sales; inventory turns; margins; market share; operating efficiency; operating income; operational performance measures; pre-tax income; productivity ratios and measures; profitability ratios; return measures (including, but not limited to, return on assets, equity, capital, invested capital, sales or revenues); share price (including, but not limited to, growth in share price and total shareholder return); transactions relating to acquisitions or divestitures; or working capital (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured in absolute terms, relative to a peer group or index, relative to past performance, or as otherwise determined by the Committee. Any Performance Criteria may include or exclude (i) unusual or infrequently occurring, or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee within 90 days after the beginning of the performance period relating to the Award (but not after more than 25% of the performance period has elapsed) which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report. However, the Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a performance goal.
(b)    For any Performance Awards or Other Awards that are denominated in cash, such that the Annual Performance Stock Award Limit in Section 4(d) is not an effective limitation for purposes of Treasury Regulation 1.162-27(e), the maximum amount payable to any Executive Officer with respect to all performance periods beginning in a fiscal year of the Company shall not exceed $10,000,000.
17.    Non-Employee Directors. Non-employee directors may only be granted awards under this Plan in accordance with this Section 17. The Board or the Committee will grant all Awards to non-employee directors. Subject to the limit set forth in Section 4(a) on the number of Shares that may be issued in the aggregate under the Plan, the maximum number of shares that may be issued to non-employee directors shall be 1,200,000 Shares, and no non-employee director may receive Awards subject to more than 40,000 Shares in any calendar year. Awards made pursuant to this Section 17 shall be with terms and conditions otherwise consistent with the provisions of this Plan.
18.    Change in Control. Except as otherwise provided in this Section 18, or as otherwise determined by the Committee at the time of grant of an Award and provided for in the agreement evidencing the grant of the Award, upon a Change in Control, the Committee shall have the discretion to cause acceleration of vesting, lapse of restrictions, achievement of performance conditions, or conversion of awards and payout, as they apply to outstanding Awards, to the extent compliant with Section 409A of the Code. The Committee may also provide for the cash settlement of Options and Stock Appreciation Rights.
(a)    A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(i)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or
(ii)    the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date of this Plan, constitute the Board and any new director

(other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date of this Plan or whose appointment, election or nomination for election was previously so approved or recommended; or
(iii)    there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or
(iv)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
For purposes hereof:
“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(b)    Notwithstanding any provision of this Plan, in the event of a Change in Control in connection with which the holders of Shares receive shares of common stock that are registered under Section 12 of the Exchange Act, there shall be substituted for each Share available under this Plan, whether or not then subject to an outstanding option, the number and class of shares into which each outstanding Share shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share of each option shall be appropriately adjusted by the Committee, such adjustments to be made without an increase in the aggregate purchase price.
(c)    Notwithstanding any provision of this Plan, in the event of a Change in Control in connection with which the holders of Shares receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, each outstanding option shall be surrendered to the Company by the holder thereof, and each such option shall immediately be canceled by the Company, and the holder shall receive, within ten (10) days of the occurrence of such Change in Control, a cash payment from the Company in an amount equal to the number of vested Shares then subject to such option, multiplied by the excess, if any, of (i) the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a Share on the date of occurrence of the Change in Control over (ii) the purchase price per vested Share subject to the option. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 of the Exchange Act and the rules and regulations thereunder.
19.    Compliance with Securities and Other Laws. In no event shall the Company be required to sell or issue Shares under any Award if the sale or issuance thereof would constitute a violation of applicable federal or state securities law or regulation or a violation of any other law or regulation of any governmental authority or any national securities exchange. As a condition to any sale or issuance of Shares, the Company may place legends on Shares, issue stop transfer orders, and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with any such law or regulation, including, if the Company or its counsel deems it appropriate, representations from the person to whom an Award is granted that he or she is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares will be made unless registered pursuant to applicable federal and state securities laws, or in the opinion of counsel of the Company, such registration is unnecessary.
20.    Adjustments Upon Changes in Capitalization. In the event of any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction affects the fair value of an Award, the Committee, in its sole discretion, shall adjust any or all of the following so that the fair value of the Award immediately after the transaction or event is equal to the fair value of the Award immediately prior to the transaction or event, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the option price or grant price applicable to outstanding Awards, the Annual Performance Stock Award Limit, limits on non-employee director Awards under Section 17, and other value determinations applicable to outstanding Awards.
The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.
Subject to the provisions of Section 21, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the Incentive Stock Option rules under Section 422 of the Code, where applicable.
21.    Exchange or Cancellation of Incentives Where Company Does Not Survive. In the event of any Change in Control, merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each Share subject to the unexercised portions of outstanding Stock Options or Stock Appreciation Rights, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each Share held by them, such outstanding Stock Options or Stock Appreciation Rights to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.
Notwithstanding the foregoing, however, all Stock Options or Stock Appreciation Rights may be canceled by the Company, in its sole discretion, as of the effective date of any such reorganization, merger, consolidation, or share exchange, or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by either:
(a)    giving notice to each holder thereof or his personal representative of its intention to cancel such Stock Options or Stock Appreciation Rights and permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the Shares subject to such outstanding Stock Options or Stock Appreciation Rights, including, in the Committee’s discretion, some or all of the Shares as to which such Stock Options or Stock Appreciation Rights would not otherwise be vested and exercisable; or
(b)    paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the exercise price per Share of such Stock Option (hereinafter the “Spread”), multiplied by the number of Shares subject to the Stock Option, including, in the Committee’s discretion, some or all of the Shares as to which such Stock Options would not otherwise be vested and exercisable. In estimating the Spread, appropriate adjustments to give effect to the existence of the Stock Options shall be made, such as deeming the Stock Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the Shares receivable upon exercise of the Options as being outstanding in determining the net amount per Share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per Share shall be calculated on the basis of the net amount receivable with respect to Shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.
(c)    An Award that by its terms would be fully vested or exercisable upon such a reorganization, merger, consolidation, share exchange, proposed sale of all or substantially all of the assets of the Company or dissolution or liquidation of the Company will be considered vested or exercisable for purposes of Section 21(a) hereof.
22.    Limitation on Vesting of Certain Awards.
(a)    Notwithstanding any other provisions of the Plan to the contrary, but subject to Sections 20 and 21 of the Plan and except as provided in Section 22(b), Awards payable in the form of Shares shall be subject to the minimum vesting provisions set forth in this Section 22(a); provided however, that such Awards may vest on an accelerated basis, regardless of the minimum vesting provisions, in the event of a participant’s death, Disability, or Retirement, or in the event of a Change in Control. All such Awards shall have a minimum vesting period of no less than one year. If the vesting of such an Award granted to an employee or a Consultant is not subject to performance conditions, such Award shall have a minimum vesting period of no less than three years, with periodic vesting over such period, provided that, the first vesting date shall occur no earlier than the first anniversary of the date such Award is granted.
(b)    The provisions of Section 22(a) notwithstanding, up to five percent (5%) of the Shares authorized under the Plan may be granted as Awards without meeting the minimum vesting requirements set out in Section 22(a).
23.    Effective Date. The Plan shall be effective as of the date of its approval by the holders of a majority of the Shares of the Company represented and voting at the next Annual Meeting of Stockholders (“Effective Date”).

24.    Amendment of the Plan. All provisions of the Plan (including without limitation, any Award made under the Plan) may at any time or from time to time be modified or amended by the Board; provided, however, (a) no amendment for which stockholder approval is required either (i) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (ii) in order for the Plan and Awards granted under the Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, including any successors to such Sections, or other applicable law, shall be effective without stockholder approval; (b) no Award at any time outstanding under the Plan may be modified, impaired, or canceled adversely to the holder of the Award without the consent of such holder; and (c) no increase in the number of Shares subject to Awards to non-employee directors pursuant to Section 17 may be made without stockholder approval.
25.    Termination of Plan. The Board may terminate the Plan at any time. However, termination of the Plan shall not affect any Award previously granted hereunder and the rights of the holder of the Award shall remain in effect until the Award has been exercised in its entirety or has expired or otherwise has been terminated. Any Award granted pursuant to this Plan must be granted by May 1, 2027.
26.    No Employment Rights. Nothing in the Plan or in any Award shall confer upon any recipient of an Award any right to remain in the employ of the Company or one of its Affiliates, and nothing herein shall be construed in any manner to interfere in any way with the right of the Company or its Affiliates to terminate such recipient’s employment or directorship at any time.
27.    Tax Withholding and 83(b) Election.
(a)    The amount, as determined by the Committee, of the minimum required statutory federal, state, or local tax required to be withheld by the Company attributable to amounts payable or Shares deliverable under the Plan shall be satisfied, at the election of the recipient of the Award, but subject to the consent of the Committee, either (i) by payment by the recipient to the Company of the amount of such withholding obligation in cash (the “Cash Method”); (ii) in the case of Awards payable in cash, through retention by the Company of cash equal to the amount of such withholding obligation; or (iii) in the case of Awards deliverable in Shares, through the retention by the Company of a number of Shares having a Fair Market Value equal to the amount of such withholding obligation (the “Share Retention Method”). The cash payment or the amount equal to the Fair Market Value of the Shares so withheld, as the case may be, shall be remitted by the Company to the appropriate taxing authorities. The Committee shall determine the time and manner in which the recipient may elect to satisfy a withholding obligation by either the Cash Method or the Share Retention Method. Notwithstanding anything else in the Plan or Award to the contrary, any recipient of an Award under the Plan who is subject to Section 16 of the Securities Exchange Act of 1934 shall satisfy such withholding obligation under this Section 27 by the Share Retention Method, and neither the Company nor the Committee shall have any discretion to permit the satisfaction of such withholding obligation by any other means.
(b)    Unless otherwise expressly provided in the Award, if a holder is granted an Award subject to a “substantial risk of forfeiture” as defined in Section 83 of the Code and related regulations, then such holder may elect under Section 83(b) of the Code to include in his gross income, for his taxable year in which the Award is granted to such holder, the excess of the Fair Market Value (determined without regard to any restriction other than one which by its terms will never lapse), of such Award at the date of grant, over the amount (if anything) paid for such Award. If the holder makes the Section 83(b) election described above, the holder shall (i) make such election in a manner that is satisfactory to the Committee, (ii) provide the Committee with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to pay to the Company the minimum required statutory federal, state, or local tax required to be withheld by the Company.
28.    Indemnification. Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.
The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.